Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005

Operating Revenues:
Electric	$1,229	$1,174	$5,585	$5,431
Gas	391	526	1,295	1,345
Other	-	1	-	4
Total operating revenues	1,620	1,701	6,880	6,780

Operating Expenses:
Fuel and purchased power	496	531	2,168	2,055
Gas purchased for resale	290	407	931	957
Other operations and maintenance	419	375	1,556	1,487
Depreciation and amortization	172	160	661	632
Taxes other than income taxes	89	81	391	365
Total operating expenses	1,466	1,554	5,707	5,496
Operating Income	154	147	1,173	1,284

Other Income and Expenses:
Miscellaneous income	37	10	50	29
Miscellaneous expense	-	(5)	(4)	(12)
Total other income	37	5	46	17

Interest Charges	112	80	350	301

Income Before Income Taxes, Minority Interest and Preferred Dividends of
Subsidiaries and Cumulative Effect of Change in Accounting Principle	79	72	869	1,000

Income Taxes	11	26	284	356

Income Before Minority Interest and Preferred Dividends of Subsidiaries
and Cumulative Effect of Change in Accounting Principle	68	46	585	644

Minority Interest and Preferred Dividends of Subsidiaries	(7)	(4)	(38)	(16)

Income Before Cumulative Effect of Change in Accounting Principle	61	42	547	628

Cumulative Effect of Change in Accounting Principle, Net of Income Taxes	-	(22)	-	(22)

Net Income	$61	$20	$547	$606

Earnings per Common Share - Basic and Diluted
Income before cumulative effect of change in accounting principle	$0.30	$0.21	$2.66	$3.13
Cumulative effect of change in accounting principle, net of income taxes	-	(0.11)	-	(0.11)

Earnings per Common Share - Basic and Diluted	$0.30	$0.10	$2.66	$3.02

Average Common Shares Outstanding	206.3	204.3	205.6	200.8

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)
	Year Ended
	December 31,
	2006	2005
Cash Flows From Operating Activities:
Net income	$547	$606
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of change in accounting principle	-	22
Sales of emission allowances	(60)	(22)
Gain on sale of non-core properties	(37)	(22)
Depreciation and amortization	699	700
Amortization of nuclear fuel	36	28
Amortization of debt issuance costs and premium/discounts	15	15
Amortization of power supply contract	(43)	(44)
Deferred income taxes and investment tax credits, net	91	59
Minority interest	27	3
Other	13	(3)
Changes in assets and liabilities, excluding the effects of the acquisition:
Receivables, net	91	(160)
Materials and supplies	(75)	(75)
Accounts and wages payable	(93)	129
Taxes accrued	(72)	107
Assets, other	(103)	(77)
Liabilities, other	138	(37)
Pension and other postretirement obligations, net	97	22
Net cash provided by operating activities	1,271	1,251

Cash Flows From Investing Activities:
Capital expenditures	(984)	(935)
CT acquisitions	(292)	-
Proceeds from sale of non-core properties	56	54
Acquisitions, net of cash acquired	-	12
Nuclear fuel expenditures	(39)	(17)
Bond repurchase	(17)	-
Purchases of securities - Nuclear Decommissioning Trust Fund	(110)	(111)
Sales of securities - Nuclear Decommissioning Trust Fund	98	99
Purchases of emission allowances	(42)	(92)
Sales of emission allowances	71	22
Other	1	7
Net cash used in investing activities	(1,258)	(961)

Cash Flows From Financing Activities:
Dividends on common stock	(522)	(511)
Capital issuance costs	(4)	(6)
Short-term debt, net	94	(224)
Dividends paid to minority interest	(28)	-
Redemptions, Repurchases and Maturities:
Long-term debt	(164)	(618)
Payments on credit facility	(807)	-
Preferred stock	(1)	(1)
Issuances:
Common stock	96	454
Long-term debt	232	643
Borrowings from credit facility	1,132	-
Net cash provided by (used in) financing activities	28	(263)

Net Change In Cash and Cash Equivalents	41	27
Cash and Cash Equivalents at Beginning of Year	96	69

Cash and Cash Equivalents at End of Year	$137	$96

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31,	December 31,
	2006	2005

ASSETS
Current Assets:
Cash and cash equivalents	$137	$96
Accounts receivable - trade	418	552
Unbilled revenue	309	382
Miscellaneous accounts and notes receivable	160	31
Materials and supplies, at average cost	647	572
Other current assets	203	185
Total current assets	1,874	1,818
Property and Plant, Net	14,286	13,581
Investments and Other Assets:
Investments in leveraged leases	13	50
Nuclear decommissioning trust fund	285	250
Goodwill	830	976
Intangible Assets	217	323
Other assets	642	342
Regulatory assets	1,431	831
Total investments and other assets	3,418	2,772

TOTAL ASSETS	$19,578	$18,171

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$456	$96
Short-term debt	287	193
Accounts and wages payable	671	706
Taxes accrued	58	131
Other current liabilities	405	361
Total current liabilities	1,877	1,487
Long-term Debt, Net	5,610	5,354
Preferred Stock of Subsidiary Subject to Mandatory Redemption	18	19
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,172	1,969
Accumulated deferred investment tax credits	118	129
Regulatory liabilities	1,208	1,141
Asset retirement obligations	549	518
Accrued pension and other postretirement benefits	1,065	760
Other deferred credits and liabilities	169	218
Total deferred credits and other liabilities	5,281	4,735
Preferred Stock of Subsidiaries Not Subject to Mandatory Redemption	195	195
Minority Interest in Consolidated Subsidiaries	16	17
Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	4,495	4,399
Retained earnings	2,024	1,999
Accumulated other comprehensive loss	60	(24)
Other	-	(12)
Total stockholders' equity	6,581	6,364

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$19,578	$18,171